Exhibit 10.1

Export Services (preparation and filing of the EEI) Addendum
To
Flextronics Design and Manufacturing Services Agreement
Between
Flextronics Telecom Systems, Ltd. and FireEye, Inc

THIS ADDENDUM to the Flextronics Design and Manufacturing Services Agreement (hereinafter referred to as the “Amendment”, “Addendum” or “Security Addendum”) is dated and made effective as of 1st day of October 2018 (the “Addendum Effective Date”), and is by and between Flextronics Telecom Systems, Ltd., with a place of business located at Suite 402, St. James Court, St. Denis Street, Port Louis, Mauritius (hereinafter collectively referred to as “Flextronics” or “Service Provider”) and FireEye, Inc., a Delaware corporation, with offices located at 601 McCarthy Blvd., Milpitas, CA 95035. This Addendum is an amendment to the Flextronics Design and Manufacturing Services Agreement (and referred to as the “Agreement”) that was entered into by the parties on or about September 28, 2012.

Whereas, the parties desire to have Flextronics and/or one of its affiliates on its behalf perform certain administrative export, import & custom-related logistical services from its United States location; and

Whereas, the parties also desire to notify each other of new corporate addresses for their headquarters.

NOW, THEREFORE, in consideration of the mutual representations and covenants contained herein, the parties hereby agree as follows:

1.	DEFINITIONS. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.
General -- Service Description. Flextronics shall provide the entry of export information for (AES Direct/EEI) on behalf of FireEye into the integrated express carrier systems (FedEx Express, UPS Air & DHL) in the United States.

3.	FireEye Responsibilities. In order for Flextronics to provide the services described in Section 1 of this Amendment, FireEye shall:

a.
provide all applicable data/information required, in an accurate manner and by an electronic means for the preparation of the EEI (Electronic Export Information) filing, including, but not limited to: identification of commodity types that require EEI filing; Schedule B/Harmonized Tariff Schedule (HTS) codes; Export Control Classification Number (ECCN); License Exception, if applicable, along with the export value.

b.
comply with any record keeping requirements of any applicable export regulations and the review of product classification and ship to destination information to obtain any required export license where applicable.

c.	upon mutually agreed date(s), provide any carrier system setup/configuration, applicable training and documentation required for filling the EEI on its behalf to personnel of Flextronics.

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d.
sign and provide a limited Power of Attorney in the form of Exhibit A to Flextronics after the execution of this Amendment, provided, however, FireEye may revoke this Power of Attorney at any time for any reason upon notice.

4.
FireEye Acknowledgement. FireEye acknowledges that civil and criminal penalties, including forfeiture and sale, may be imposed for making false or fraudulent statements herein, for failing to provide the accurate and/or certain required information, or for violation of U.S. laws on exportation (13 U.S.C. Sec. 305; 22 U.S.C. Sec 401; 18 U.S.C. Sec. 1001; 50 U.S.C. App. 2410).

5.	Limited Indemnification.

a.
FireEye agrees, to the extent caused by its gross negligence or willful misconduct, to indemnify, hold harmless, and defend Flextronics, and its employees from and against any and all claims, losses, costs, expenses, fines, judgments, damages, or awards (including, without limitation, U.S. or foreign export compliance fines or penalties, customs fines or penalties, and reasonable attorney fees) arising out of or related to the preparation and filing of the EEI on their behalf.

b.
Flextronics agrees, to the extent caused by its gross negligence or willful misconduct, to indemnify, hold harmless, and defend FireEye, and its employees from and against any and all claims, losses, costs, expenses, fines, judgments, damages, or awards (including, without limitation, U.S. or foreign export compliance fines or penalties, customs fines or penalties, and reasonable attorney fees) arising out of or related to the activities/services being performed by Flextronics under this Addendum.

6.
Fee. In consideration of the services provided under this Addendum, Flextronics will charge a filling fee in the amount of Twenty-Two Dollars and Seventy-Five Cents ($22.75) per transaction/filing by Flextronics on behalf of FireEye.

7.
Review. After ninety (90) days from the Addendum Effective Date and thereafter from time-to- time upon notice, the parties will meet to evaluate the services being performed by Flextronics under this Amendment to determine if any modifications to the Services need to be made by the parties or to address any unforeseen activities or additional requirements that may have arisen in the performance of the services.

8.
FireEye’s New Corporate Headquarters Address. FireEye’s new address for its corporate headquarters is 601 McCarthy Blvd., Milpitas, CA 95035 and its previous address (i.e., 1440 McCarthy Blvd., Milpitas, CA, 95035) no longer has any force or effect. Service Provider agrees to update is records accordingly and will proceed to notify or contact FireEye at FireEye’s new corporate address.

9.
Flextronics New Corporate Address. Flextronics new address is Suite 402, St. James Court, St. Denis Street, Port Louis, Mauritius and its previous address (i.e., Level 3, Alexander House, 35 Cybercity, Ebene, Mauritius) no longer has any force or effect. FireEye agrees to update is records accordingly and will proceed to notify or contact Flextronics at Flextronics’s new corporate address.

[Intentionally Left Blank]

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10.
Counterparts. This Addendum may be executed in counterparts, each of which when executed and delivered shall constitute an original of the Addendum, but all the counterparts shall together constitute the same document. No counterpart shall be effective until each party has executed at least one counterpart. Facsimile or electronic signatures shall be binding to the same extent as original signatures.

11.	Integration. Except as otherwise set forth in this Addendum, all terms and conditions contained in the Agreement and not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum through their authorized representatives identified below.

FIREEYE, INC.	Flextronics Telecom Systems, Ltd.

Signature: /s/ Craig Martin	Signature: /s/ Manny Marimuthu
Name: Craig Martin	Name: Manny Marimuthu
Title: SVP, Global Operations	Title: Director
Date: 9/19/18	Date: September 14, 2018

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Exhibit A
(LIMITED POWER OF ATTORNEY)

Limited to Transmit Electronic Export Information

I, ___________________________, the U.S. Principal Party in Interest, a corporation doing business under the laws of the
Name of U.S. Principal Party in Interest (USPPI)
State of _____________________ and having an office and place of business at __________________________________
USPPI State where incorporated ............................................................................................................................................................USPPI Full Address and State
________________________________________________________________ authorize Flex Ltd to act as an authorized agent for export control and customs purposes to transmit Electronic Export Information or EEI to the Automated Export System
(AES), which may be required by law or regulations in connection with the exportation or transportation of any merchandise on behalf of said USPPI. The USPPI hereby certifies that all necessary and proper information or documentation to accurately transmit the EEI will be provided to Flex Ltd and is true and correct.

Furthermore, the USPPI understands that civil and criminal penalties may be imposed for making false or fraudulent statements or for the violation of any United States laws or regulations on exportation. The USPPI agrees to be bound by and liable for all statements of Flex Ltd on behalf of USPPI based upon information or documentation provided by the USPPI to Flex Ltd.

This power of attorney (POA) is to remain in full force and effect until revocation in writing is duly given by the USPPI or Flex
Ltd and received by the other party.

IN WITNESS WHEREOF, the USPPI caused these presents to be sealed and signed:
Signature: _________________________________________

Title/Capacity: ____________________________________
an officer of the USPPI

Date: ______________________

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